Century Communities Reports Second Quarter 2016 Results

- Earnings Increased 34% to $0.62 Per Share -

- Home Sales Revenues Grew 38% to $257.2 Million -

- Home Deliveries Rose 21% to 768 Homes -

- Net New Home Contracts Increased 21% to 869 Contracts -

Greenwood Village, Colorado (August 2, 2016) – Century Communities, Inc. (NYSE: CCS), a top-25 U.S. homebuilder of single-family homes, townhomes and flats in select markets, today announced financial results for its second quarter ending June 30, 2016.

Second Quarter 2016 Highlights Compared to Second Quarter 2015

•	Net income grew 34% to $13.1 million
•	Pre-tax income increased 32% to $19.1 million
•	Home sales revenues increased 38% to $257.2 million
•	Home deliveries increased 21% to 768 homes
•	Adjusted homebuilding gross margin increased 36% to $54.3 million
•	Adjusted EBITDA expanded 34% to $25.5 million
•	Net new home contracts grew 21% to 869 homes
•	Backlog dollar value increased 17% to $406.7 million
•	Open communities at the end of the quarter increased 12% to 91

“We delivered second quarter results in accordance with our plan with double-digit gains in home deliveries, revenues, new contracts and backlog value. We’re pleased with this progress and the balanced contribution to our success from all of our major markets during the quarter,” stated Dale Francescon, Co-Chief Executive Officer of the Company. “We increased adjusted gross margin by 36%, which more than offset additional SG&A investment to support our growth initiatives. We enter the second half of 2016 with an optimistic growth outlook and we remain confident in our ability to accomplish our full year goals.”

“During the second quarter, we experienced an overall higher level of activity with ten new community openings helping us capture additional traffic in our neighborhoods,” said Rob Francescon, Co-Chief Executive Officer of the Company. “The number of new contracts rose in every region, with Nevada nearly doubling. Even with the 21% increase in deliveries and strong revenue growth, our backlog continued to expand.  Most of our markets are experiencing favorable homebuilding conditions and interest rates remain near record lows.  These positive factors support a favorable backdrop for continued execution of our effective growth strategy.”

Second Quarter 2016 Results

Net income for the second quarter 2016 was $13.1 million, or $0.62 per share, compared to $9.8 million, or $0.46 per share, for the prior year quarter. The improvement in net income was primarily attributable to an increase in home sales revenues.

Home sales revenues for the second quarter 2016 were $257.2 million, compared to $186.8 million for the prior year quarter. The growth in home sales revenues was primarily due to an increase in homes delivered to 768, compared to 636 in the prior year quarter, and a higher average selling price of homes delivered, increasing to $334,900, compared to $293,700 in the prior year quarter. The increase in average selling prices was largely due to a shift in regional and product mix from our new communities.

Homebuilding gross margin percentage in the second quarter 2016 was 19.2%, as compared to 19.6% in the prior year quarter. Largely due to product and geographical mix, adjusted homebuilding gross margin percentage, excluding interest and purchase price accounting in cost of homes sales revenues, was 21.1%, compared to 21.3% in the prior year quarter.  SG&A as a percent of home sales revenues was flat at 12.2% compared to the prior year quarter.

Net new home contracts in the second quarter 2016 increased to 869 homes, an increase of 21.0%, compared to 718 homes in the prior year quarter, largely attributable to a higher number of average open communities, as well as an overall increase in absorption rates. At the end of the second quarter 2016, the Company had 1,070 homes in backlog, representing $406.7 million of backlog dollar value, compared to 1,005 homes, representing $348.0 million of backlog dollar value in the prior year quarter. At the end of second quarter 2016, the Company had 91 open communities, an increase of 12.3%, compared to 81 open communities at the end of the prior year quarter.

Balance Sheet and Liquidity

As of June 30, 2016, the Company had total assets of $971.1 million and inventories of $869.7 million. Liabilities totaled $540.3 million, which included $412.9 million of long-term debt. At June 30, 2016, the Company’s ratio of net debt to net capital was 47.0%. As of June 30, 2016, the Company had $140.0 million of availability under its unsecured credit facility and the $100.0 million accordion feature thereunder was undrawn.

Full Year 2016 Outlook

David Messenger, Chief Financial Officer of the Company, commented, “We are encouraged by the healthy pace of activity in our communities year to date. Based on our current market outlook, we expect home deliveries to be in the range of 2,500 to 3,000 homes and our home sales revenues to be in the range of $850 million to $1.0 billion. We now expect our active selling community count to be in the range of 85 to 90 communities at the end of the full year 2016.”

Conference Call

The Company will host a webcast and conference call on Tuesday, August 2, 2016 at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s second quarter 2016 results, discuss recent events and conduct a question-and-answer period. To participate in the call, please dial 877-705-6003 (domestic) or 201-493-6725 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through September 2, 2016, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13640040.

About Century Communities

Founded in 2002, Colorado-based Century Communities is a builder of single-family homes, townhomes and flats in select major metropolitan markets in Colorado, Georgia, Nevada, Texas, and Utah. The Company offers a wide variety of product lines and is engaged in all aspects of homebuilding, including the acquisition, entitlement and development of land and the construction, marketing and sale of homes. Century Communities is a top-25 U.S. homebuilder based on homes delivered. To learn more about Century Communities please visit www.centurycommunities.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Century Communities, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue
Home sales revenues	$257,179	$186,808	$438,260	$341,143
Land sales revenues	1,288	370	3,258	370
Golf course and other revenue	1,175	1,876	2,220	3,979
Total revenue	259,642	189,054	443,738	345,492
Costs and expenses
Cost of home sales revenues	207,883	150,225	352,236	275,031
Cost of land sales revenues	587	365	2,413	365
Cost of golf course and other revenue	884	1,662	1,600	3,168
Selling, general, and administrative	31,383	22,812	56,568	43,744
Total operating costs and expenses	240,737	175,064	412,817	322,308
Operating income	18,905	13,990	30,921	23,184
Other income (expense):
Interest income	41	21	81	37
Interest expense	(2)	(3)	(4)	(6)
Acquisition expense	(244)	(15)	(413)	(15)
Other income	294	308	618	625
Gain on disposition of assets	103	130	323	130
Income before income tax expense	19,097	14,431	31,526	23,955
Income tax expense	5,955	4,633	10,401	7,806
Net income	$13,142	$9,798	$21,125	$16,149

Earnings per share:
Basic	$0.62	$0.46	$1.00	$0.76
Diluted	$0.62	$0.46	$1.00	$0.76
Weighted average common shares outstanding:
Basic	20,649,910	20,556,536	20,628,598	20,533,237
Diluted	20,747,312	20,556,536	20,686,697	20,533,237

Century Communities, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	June 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$10,684	$29,287
Accounts receivable	29,290	17,058
Inventories	869,741	810,137
Prepaid expenses and other assets	25,085	26,735
Property and equipment, net	11,002	8,375
Deferred tax asset, net	279	—
Amortizable intangible assets, net	3,666	4,784
Goodwill	21,365	21,365
Total assets	$971,112	$917,741
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$12,050	$10,967
Accrued expenses and other liabilities	115,441	106,777
Deferred tax liability, net	—	275
Notes payable and revolving line of credit	412,851	390,243
Total liabilities	540,342	508,262
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 21,059,230 and 21,303,702 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	211	213
Additional paid-in capital	341,121	340,953
Retained earnings	89,438	68,313
Total stockholders' equity	430,770	409,479
Total liabilities and stockholders' equity	$971,112	$917,741

Century Communities, Inc.

Homebuilding Operational Data

Net New Home Contracts

	Three Months Ended			Six Months Ended
	June 30,			June 30,

	2016	2015	% Change	2016	2015	% Change
Atlanta	373	329	13.4%	755	660	14.4%
Central Texas	71	50	42.0%	119	112	6.3%
Colorado	224	221	1.4%	460	430	7.0%
Houston	44	37	18.9%	71	64	10.9%
Nevada	155	81	91.4%	256	158	62.0%
Utah	2	—	NM	2	—	NM
Total	869	718	21.0%	1,663	1,424	16.8%

NM – Not meaningful

Home Deliveries

(dollars in thousands)

	Three Months Ended June 30,
	2016		2015		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
Atlanta	355	$254.8	319	$220.3	11.3%	15.7%
Central Texas	53	427.1	36	449.1	47.2%	(4.9)%
Colorado	220	445.6	187	402.7	17.6%	10.7%
Houston	47	332.3	32	221.4	46.9%	50.1%
Nevada	93	327.2	62	290.1	50.0%	12.8%
Utah	—	—	—	—	—	—
Total / Weighted Average	768	$334.9	636	$293.7	20.8%	14.0%

	Six Months Ended June 30,
	2016		2015		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
Atlanta	609	$254.5	574	$221.1	6.1%	15.1%
Central Texas	114	436.8	75	442.7	52.0%	(1.3)%
Colorado	377	442.6	330	397.4	14.2%	11.4%
Houston	74	312.1	92	190.1	(19.6)%	64.2%
Nevada	133	327.2	107	303.0	24.3%	8.0%
Utah	—	—	—	—	—	—
Total / Weighted Average	1,307	$335.3	1,178	$289.6	11.0%	15.8%

Century Communities, Inc.

Homebuilding Operational Data

Selling Communities

	June 30,
	2016	2015	% Change
Atlanta	29	28	3.6%
Central Texas	16	13	23.1%
Colorado	27	26	3.8%
Houston	8	9	(11.1)%
Nevada	10	5	100.0%
Utah	1	—	NM
Total	91	81	12.3%

NM – Not meaningful

Backlog

(dollars in thousands)

	June 30,
	2016			2015			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
Atlanta	429	$126,218	$294.2	409	$94,875	$232	4.9%	33.0%	26.8%
Central Texas	114	53,772	471.7	128	60,373	471.7	(10.9)%	(10.9)%	—%
Colorado	345	161,312	467.6	318	145,945	458.9	8.5%	10.5%	1.9%
Houston	28	9,821	350.7	66	18,229	276.2	(57.6)%	(46.1)%	27.0%
Nevada	152	54,803	360.5	84	28,549	339.9	81.0%	92.0%	6.1%
Utah	2	815	407.5	—	—	—	NM	NM	NM
Total / Weighted Average	1,070	$406,742	$380.1	1,005	$347,971	$346.2	6.5%	16.9%	9.8%

NM – Not meaningful

Lot Inventory

	June 30,
	2016			2015			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

Atlanta	2,861	3,238	6,099	1,512	3,926	5,438	89.2%	(17.5)%	12.2%
Central Texas	1,308	340	1,648	1,232	282	1,514	6.2%	20.6%	8.9%
Colorado	2,690	641	3,331	3,069	693	3,762	(12.3)%	(7.5)%	(11.5)%
Houston	205	361	566	318	194	512	(35.5)%	86.1%	10.5%
Nevada	1,771	107	1,878	1,869	193	2,062	(5.2)%	(44.6)%	(8.9)%
Utah	47	474	521	—	—	—	NM	NM	NM
Total	8,882	5,161	14,043	8,000	5,288	13,288	11.0%	(2.4)%	5.7%

Century Communities, Inc.

Earnings Per Share

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Numerator
Net income	$13,142	$9,798	$21,125	$16,149
Less: Undistributed earnings allocated to participating securities	(280)	(361)	(530)	(533)
Net income allocable to common stockholders	$12,862	$9,437	$20,595	$15,616
Denominator
Weighted average common shares outstanding - basic	20,649,910	20,556,536	20,628,598	20,533,237
Dilutive effect of restricted stock units	97,402	—	58,099	—
Weighted average common shares outstanding - diluted	20,747,312	20,556,536	20,686,697	20,533,237
Earnings per share:
Basic	$0.62	$0.46	$1.00	$0.76
Diluted	$0.62	$0.46	$1.00	$0.76

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding interest and purchase price accounting for acquired work in process inventory is not a measurement of financial performance under United States generally accepted accounting principles; however, the Company’s management believes that this information is meaningful as it isolates the impact that indebtedness and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s operating results for the three and six months ended June 30, 2016 and 2015.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Gross Margin from Home Sales Excluding Interest and Purchase Price Accounting for Acquired Work in Process Inventory

(in thousands)

	Three Months Ended June 30,
	2016	%	2015	%

Home sales revenues	$257,179	100.0%	$186,808	100.0%
Cost of home sales revenues	207,883	80.8%	150,225	80.4%
Gross margin from home sales	49,296	19.2%	36,583	19.6%
Add: Interest in cost of home sales revenues	4,918	1.9%	2,830	1.5%
Adjusted homebuilding gross margin excluding interest (1)	54,214	21.1%	39,413	21.1%
Add: Purchase price accounting for acquired work in process inventory	83	0.0%	414	0.2%
Adjusted homebuilding gross margin excluding interest and purchase price accounting for acquired work in process inventory (1)	$54,297	21.1%	$39,827	21.3%

	Six Months Ended June 30,
	2016	%	2015	%

Home sales revenues	$438,260	100.0%	$341,143	100.0%
Cost of home sales revenues	352,236	80.4%	275,031	80.6%
Gross margin from home sales	86,024	19.6%	66,112	19.4%
Add: Interest in cost of home sales revenues	7,985	1.8%	4,451	1.3%
Adjusted homebuilding gross margin excluding interest (1)	94,009	21.5%	70,563	20.7%
Add: Purchase price accounting for acquired work in process inventory	218	0.0%	2,441	0.7%
Adjusted homebuilding gross margin excluding interest and purchase price accounting for acquired work in process inventory (1)	$94,227	21.5%	$73,004	21.4%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

The following table presents adjusted EBITDA for the three and six months ended June 30,  2016 and 2015.  Adjusted EBITDA is a non-GAAP financial measure we use as a supplemental measure in evaluating operating performance. We define adjusted EBITDA as consolidated net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense, (iv) depreciation and amortization expense, and (v) adjustments resulting from the application of purchase accounting for acquired work in process inventory related to business combinations. We believe adjusted EBITDA provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, our management believes that this measurement is useful for comparing general operating performance from period to period. Adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. Our presentation of adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. Our adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net income	$13,142	$9,798	34.1%	$21,125	$16,149	30.8%
Income tax expense	5,955	4,633	28.5%	10,401	7,806	33.2%
Interest in cost of home sales revenues	4,918	2,830	73.8%	7,985	4,451	79.4%
Interest expense	2	3	(33.3)%	4	6	(33.3)%
Depreciation and amortization expense	1,393	1,282	8.7%	2,797	2,270	23.2%
EBITDA	25,410	18,546	37.0%	42,312	30,682	37.9%
Purchase price accounting for acquired work in process inventory	83	414	(80.0)%	218	2,441	(91.1)%
Adjusted EBITDA	$25,493	$18,960	34.5%	$42,530	$33,123	28.4%

Contact Information:

Investor Relations:

303-268-8398

InvestorRelations@CenturyCommunities.com